Exhibit 99.1

Powerwave Technologies Reports First Quarter Results

SANTA ANA, Calif.--(BUSINESS WIRE)--May 4, 2009--Powerwave Technologies, Inc. (NASDAQ:PWAV), a global supplier of end-to-end solutions for wireless communications networks, today reported preliminary results for its first quarter ended March 29, 2009.

Net sales in the first quarter of fiscal 2009 were $149.7 million, compared with $226.3 million in the first quarter of fiscal 2008. Powerwave also reported a first quarter GAAP net loss of $2.1 million, which includes non-cash intangible asset amortization charge of $1.0 million, and $2.9 million of restructuring and impairment charges. For the first quarter of 2009, the net loss equates to a basic and diluted loss per share of 2 cents. This compares to a net loss of $14.2 million, or a loss per share of 11 cents for the prior year period. For the first quarter of fiscal 2009, excluding the restructuring and impairment charges, intangible asset amortization and the gain on the repurchase of outstanding debt, on a pro forma basis, Powerwave would have reported a net loss of $0.7 million, or basic and diluted loss per share of 1 cent.

“The first quarter was impacted by the global economic crisis, which impacted all of the markets we serve,” stated Ronald Buschur, President and Chief Executive Officer of Powerwave Technologies. “Looking ahead, we continue to believe that Powerwave is in an excellent position to build upon and capture the long-term growth opportunities in the wireless infrastructure marketplace, which we believe are evidenced by the continued subscriber growth in developing markets and strong demand for data in more developed markets.”

“While we began 2009 facing this challenging economic environment with our customers and suppliers, we are proud of our ability to continue to make significant progress in our efforts to further reduce our overall cost structure,” he said.

Summary of Significant Items impacting the First Quarter

During the first quarter of 2009, we incurred total restructuring and impairment charges of $2.9 million, which primarily included severance charges related to personnel reductions as well as an impairment charge related to the reduction in value of one of our facilities held for sale. The Company also incurred approximately $1.0 million of intangible asset amortization from previous acquisitions.

During the first quarter of 2009, the Company repurchased a total of $5.4 million par value of its 1.875% Convertible Subordinated Notes due November 2024, resulting in a gain of $4.0 million.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended March 29, 2009 and March 30, 2008. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the basic shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	March. 29, 2009	March 30, 2008

Intangible asset amortization	($0.01)	($0.07)
Restructuring charges	($0.02)	($0.04)
Non-cash SFAS 123R compensation charge	($0.01)	($0.01)
Gain on repurchase of long-term debt	$0.03	--

Total per share impact	($0.01)	($0.12)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the first quarter of 2009 on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
	March 29, 2009	March 30, 2008

GAAP reported gross margin %	21.9%	18.6%
Add: Pro Forma adjustments
Intangible asset amortization	0.4%	2.7%
Restructuring charges	0.9%	2.4%
Pro Forma gross margin %	23.2%	23.7%

First Quarter 2009 Revenue Summary

In the first quarter of 2009, total Americas revenue was $35.6 million or approximately 24 percent of revenue, compared with $86.1 million, or approximately 38 percent of revenue in the first quarter of 2008. Total sales to customers based in Asia accounted for approximately 39 percent of revenue or $58.5 million in the first quarter of 2009, compared with 28 percent of revenue, or $62.7 million in the first quarter of 2008. Total Europe, Africa and Middle East revenue in the first quarter of 2009 was $55.6 million, or approximately 37 percent of revenue, compared with $77.5 million or approximately 34 percent of revenue in the first quarter of 2008.

Sales of products within the antenna systems group totaled $35.8 million or 24 percent of total revenue, sales of products in the base station systems group totaled $102.4 million, or 68 percent of revenue and revenue from the coverage solution group totaled $11.5 million, or 8 percent of revenue in the first quarter of 2009.

In the first quarter of 2009, Powerwave’s largest customer was Nokia Siemens Networks, which accounted for approximately 36 percent of revenue. No other single customer accounted for 10 percent or more of revenues in the first quarter of 2009. In terms of customer profile, total OEM sales accounted for approximately 64 percent of total revenue, and total direct and operator sales accounted for approximately 36 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 52 percent of total revenue, 3G standards accounted for approximately 39 percent of total revenue and WiMAX accounted for approximately 9 percent of total revenue during the first quarter of 2009.

Equity Compensation Expense

In accordance with SFAS 123R, share-based payments, the results reported herein include approximately $0.9 million of pre-tax compensation expense in the first quarter of 2009, and $1.3 million in the first quarter of fiscal 2008, almost all of which is included in operating expenses. This had the effect of increasing the loss per share in the first quarter of 2009 by 1 cent and increasing the loss per share in the first quarter of fiscal 2008 by 1 cent.

Balance Sheet

At March 29, 2009, Powerwave had total cash and cash equivalents of $55.4 million, which includes restricted cash of $2.8 million. Total net inventories were $72.9 million, and net accounts receivable were $178.1 million.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions the company has made, including the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Also excluded are restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities as well as the severance costs related to facility closures. In addition, excluded is the gain on the repurchase of the Company’s outstanding long-term debt. Management of Powerwave believes that these items should all be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges will not impact future operating results, and the amortization of intangible assets and facility impairment charges are all non-cash expenses, and the repurchase of long-term debt will not impact future operating results.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets antennas, boosters, combiners, filters, repeaters, multi-carrier RF power amplifiers and tower-mounted amplifiers and advanced coverage solutions, all for use in cellular, PCS, 3G and WiMAX networks throughout the world. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the first quarter ended March 29, 2009.

Conference Call

Powerwave is providing a simultaneous Webcast and live dial-in number of its first quarter fiscal 2009 financial results conference call on Monday, May 4, 2009 at 2:00 PM Pacific time. To access this audio Webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q1 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 597-5343 and enter reservation number 61161369. A replay of the Webcast will be available beginning approximately 3 hours after completion of the initial Webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 PM Pacific time on May 4, 2009 through May 11, 2009 by calling (617) 801-6888 and entering reservation number 85093008.

Forward-Looking Statements

The foregoing statements regarding long-term growth opportunities within the wireless communications infrastructure industry and Powerwave’s ability to capitalize on such opportunities are “forward-looking statements.” These forward-looking statements are based on information available to Powerwave as of the date of this press release and are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to execute cost cutting initiatives without disrupting operations; delays or cancellations of wireless network capacity expansions and buildouts for both existing 2G and 2.5G networks, 3G and WiMAX networks; macroeconomic factors that may negatively influence the demand for wireless communications infrastructure and thereby reduce demand for our products; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to not continue to deploy infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in the Company’s Form 10-K for the fiscal year ended December 28, 2008, which is filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

UNAUDITED - PRELIMINARY
POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

		Three Months Ended (unaudited)
		March 29,	March 30,
		2009	2008
Net sales		$149,745	$226,302
Cost of sales:
Cost of goods		114,962	172,764
Intangible asset amortization		623	6,110
Restructuring and impairment charges		1,408	5,372
Total cost of sales		116,993	184,246

Gross profit		32,752	42,056

Operating expenses:
Sales and marketing		9,741	12,546
Research and development		15,147	19,672
General and administrative		12,099	15,097
Intangible asset amortization		327	2,597
Restructuring and impairment charges		1,498	113
Total operating expenses		38,812	50,025

Operating loss		(6,060)	(7,969)

Other income (expense), net		5,430	(5,310)

Loss before income taxes		(630)	(13,279)
Income tax provision		1,470	968
Net loss		$(2,100)	$(14,247)
Net loss per share:	- basic:	$(0.02)	$(0.11)
	- diluted: [1]	$(0.02)	$(0.11)
Weighted average common shares used in computing per share amounts:	- basic:	131,491	130,927
	- diluted:	131,491	130,927

1 The first quarter 2009 and 2008 loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC.
PERCENTAGE OF NET SALES

	Three Months Ended
	(unaudited)
	March 29,	March 30,
	2009	2008
Net sales	100.0%	100.0%
Cost of sales:
Cost of goods	76.8	76.3
Intangible asset amortization	0.4	2.7
Restructuring and impairment charges	0.9	2.4
Total cost of sales	78.1	81.4

Gross profit	21.9	18.6

Operating expenses:
Sales and marketing	6.5	5.5
Research and development	10.1	8.7
General and administrative	8.1	6.7
Intangible asset amortization	0.2	1.1
Restructuring and impairment charges	1.0	0.1
Total operating expenses	25.9	22.1

Operating loss	(4.0)	(3.5)

Other income (expense), net	3.6	(2.3)

Loss before income taxes	(0.4)	(5.8)
Income tax provision	1.0	0.5
Net loss	(1.4)%	(6.3)%

POWERWAVE TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF PRO FORMA RESULTS
(In thousands, except per share amounts)

		Three Months Ended
		(Unaudited)
					Pro Forma
		March 29,			March 29,
		2009	Adjustments		2009
Net sales		$149,745	-		$149,745
Cost of sales:
Cost of goods		114,962	-		114,962
Intangible asset amortization		623	(623	) [1]	-
Restructuring and impairment charges		1,408	(1,408	) [2]	-
Total cost of sales		116,993	(2,031)		114,962
Gross profit		32,752	2,031		34,783
Operating expenses:
Sales and marketing		9,741	-		9,741
Research and development		15,147	-		15,147
General and administrative		12,099	-		12,099
Intangible asset amortization		327	(327	) [1]	-
Restructuring and impairment charges		1,498	(1,498	) [2]	-
Total operating expenses		38,812	(1,825)		36,987
Operating income (loss)		(6,060)	3,856		(2,204)
Other income, net		5,430	(4,023	) [3]	1,407
Income (Loss) before income taxes		(630)	(167)		(797)
Income tax provision (benefit)		1,470	(1,590	) [4]	(120)
Net Income (Loss)		$(2,100)	1,423		$(677)
Loss per share:	- basic:	$(0.02)			$(0.01)
	- diluted:[5]	$(0.02)			$(0.01)
Weighted average common shares used in computing per share amounts:
	- basic:	131,491			131,491
	- diluted:	131,491			131,491

1 These costs include the amortization of acquired technology and other identified intangible assets included in cost of goods sold and operating expenses, respectively.

2 These costs include restructuring and impairment charges related to the current restructuring plans included in cost of goods sold and operating expenses, respectively

3 This represents the gain on the repurchase of outstanding long-term debt during the quarter.

4 This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax benefit rate of 15% for the 2009 period.

5 Diluted earnings per share do not include the add back of interest expense costs as the effect would be anti-dilutive.

UNAUDITED - PRELIMINARY

POWERWAVE TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 29,	December 28,
	2009	2008
	(unaudited) [1]	(see note) [2]
ASSETS:

Cash and cash equivalents	$52,552	$46,906
Restricted cash	2,850	3,433
Accounts receivable, net	178,107	213,871
Inventories, net	72,918	81,098
Property, plant and equipment, net	94,639	98,616
Other assets	41,732	43,972
Total assets	$442,798	$487,896

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$108,881	$139,267
Short-term debt	-	-
Long-term debt	300,887	306,321
Accrued expenses and other liabilities	52,543	57,387
Total shareholders' equity (deficit)	(19,513)	(15,079)
Total liabilities and shareholders’ equity (deficit)	$442,798	$487,896

1 March 29, 2009 balances are preliminary and subject to reclassification adjustments.

2 December 28, 2008 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608
or
Investor Contact:
Stapleton Communications
Alexis Pascal, 650-470-4209